As filed with the Securities and Exchange Commission on August 25, 2017

Registration No. 333-185597

Registration No. 333-185594

Registration No. 333-185592

Registration No. 333-180455

Registration No. 333-176862

Registration No. 333-174715

Registration No. 333-173062

Registration No. 333-171659

Registration No. 333-167430

Registration No. 333-157368

Registration No. 333-155494

Registration No. 333-153808

Registration No. 333-153248

Registration No. 333-148576

Registration No. 333-147763

Registration No. 333-147522

Registration No. 333-144305

Registration No. 333-143997

Registration No. 333-143506

Registration No. 333-142333

Registration No. 333-139175

Registration No. 333-137653

Registration No. 333-135687

Registration No. 333-132050

Registration No. 333-128755

Registration No. 333-123872

Registration No. 333-106284

Registration No. 333-51093

Registration No. 333-33619

Registration No. 333-24741

Registration No. 333-17287

Registration No. 333-16577

Registration No. 333-14679

Registration No. 333-14383

Registration No. 333-02101

Registration No. 33-64283

Registration No. 33-63331

Registration No. 33-87100

Registration No. 33-83268

Registration No. 33-70644

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-185597

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-185594

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-185592

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-180455

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-176862

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-174715

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-173062

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-171659

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-167430

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-157368

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-155494

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-153808

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-153248

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-148576

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-147763

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-147522

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-144305

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-143997

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-143506

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-142333

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-139175

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-137653

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-135687

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-132050

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-128755

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-123872

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106284

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 333-51093

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-33619

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-24741

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-17287

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-16577

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-14679

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-14383

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-02101

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 33-64283

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 33-63331

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 33-87100

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 33-83268

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 33-70644

UNDER THE SECURITIES ACT OF 1933

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 West Tasman Drive

San Jose, California 95134-1706

(Address of Principal Executive Offices) (Zip Code)

Restricted stock units granted under the vCider, Inc. 2012 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the ThinkSmart Technologies Limited 2012 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the Truviso, Inc. 2012 Equity Incentive Plan and assumed by the Registrant

Restricted membership interest unit granted under the KD Research Systems, LLC 2011 Equity Incentive Plan and converted and adjusted by the Registrant

Options to purchase stock granted under the TaskDock Inc. 2010 Stock Plan and restricted stock units granted under the TaskDock Inc. 2011 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the newScale, Inc. 2011 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the Pari Networks, Inc. 2011 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the Linesider Communications, Inc. 2010 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the Moto Development Group, Inc. 2010 Equity Incentive Plan and assumed by the Registrant

Options to purchase common stock granted under the Richards-Zeta Building Intelligence, Inc. 2007 Stock Incentive Plan, as amended, and restricted stock units granted under the Richards-Zeta Building Intelligence, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant

Options to purchase common stock granted under the Jabber, Inc. 2000 Stock Option Plan, as amended, and restricted stock units granted under the Jabber, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant

Options to purchase common stock and restricted stock units granted under the PostPath, Inc. 2003 Equity Incentive Plan, as amended, and the PostPath, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant

Options to purchase common stock and restricted stock units granted under the Pure Networks, Inc. 2002 Stock Plan, as amended, and the Pure Networks, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant

Options to purchase common stock and restricted stock units granted under the Navini Networks, Inc. Amended and Restated 2000 Stock Option Plan and the Navini Networks, Inc. 2007 Equity Incentive Plan, and assumed by the Registrant

Options to purchase common stock granted under the Securent Inc. 2006 Stock Incentive Plan and assumed by the Registrant

Options to purchase common stock granted under the Cognio, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended, and assumed by the Registrant

Options to purchase common stock granted under the IronPort Systems, Inc. 2001 Stock Plan, as amended, the IronPort Systems, Inc. 2007 Stock Option Plan, the PostX Corporation Amended and Restated 1998 Stock Plan and the PostX Corporation 2001 Stock Plan, and assumed by the Registrant

Options to purchase common stock granted under the BroadWare Technologies, Inc. 1996 Stock Plan, BroadWare Technologies, Inc. 2007 Equity Incentive Plan, and BroadWare Technologies, Inc. 2007 Acquisition Plan, and assumed by the Registrant

Options to purchase common stock, restricted stock units and stock appreciation rights granted under the WebEx Communications, Inc. Amended and Restated 2000 Stock Incentive Plan (and currently subject to the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan) and the Activetouch, Inc. Amended and Restated 1998 Stock Plan, and assumed by the Registrant

Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan

Options to purchase common stock granted under the Spans Logic Inc. 2004 Equity Incentive Plan and assumed by the Registrant

Options to purchase common stock granted under the Orative Corporation 2003 Equity Incentive Plan and assumed by the Registrant

Options to purchase common stock granted under the Arroyo Video Solutions, Inc. 2003 Equity Incentive Plan, as amended, and assumed by the Registrant

Options to purchase common stock granted under the Metreos Corporation 2000 Stock Option and Incentive Plan and assumed by the Registrant

Options to purchase common stock granted under the Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan, the

Long-Term Incentive Plan of Scientific-Atlanta, Inc., the Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan,

the 2003 Long-Term Incentive Plan of Scientific-Atlanta, Inc. (and currently subject to the Cisco Systems, Inc. SA

Acquisition Long-Term Incentive Plan) and the Non-Employee Directors Stock Option Plan, and assumed by the Registrant

Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan

Options to purchase common stock granted under the Sheer Networks, Inc. 2000 Stock Option Plan and assumed by Registrant

Options to purchase common stock granted under the Airespace, Inc. 2002 Stock Plan and assumed by Registrant

Options to purchase common stock granted under The Linksys Group, Inc. 2002 Stock Option/Stock Issuance Plan and assumed by Registrant

Precept Software, Inc. 1995 Stock Option Plan

Ardent Communications Corporation 1996 Stock Option Plan

Telesend, Inc. 1995 Stock Option Plan

Netsys Technologies, Inc. 1995 Stock Option Plan

Telebit Corporation 1995 Stock Option Plan

Granite Systems, Inc. 1995 Stock Option Plan

Nashoba Networks Inc. 1995 Employee, Director and Consultant Stock Option Plan

TGV Software, Inc. 1995 Stock Option Plan

1990 Stock Plan

Grand Junction Networks, Inc. 1992 Stock Plan

Combinet, Inc. Incentive and Nonqualified Stock Option Plan

Kalpana, Inc. 1989 Stock Option Plan

Newport Systems Solutions, Inc. 1990 Stock Option Plan

Crescendo Communications, Inc. 1990 Stock Option Plan

(Full Title of the Plans)

Evan Sloves

Secretary

Cisco Systems, Inc.

300 East Tasman Drive

San Jose, California 95134-1706

(Name and Address of Agent For Service)

(408) 526-4000

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offerings contemplated by these Registration Statements on Form S-8 (the “Registration Statements”) have terminated. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Registrant is removing from registration, by means of a post-effective amendment to each of the Registration Statements (the “Post-Effective Amendments”), all shares of Common Stock, par value $0.001 per share, registered under the following Registration Statements (as adjusted by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration) which remained unsold at the termination of the offerings (the “Shares”).

Registration No.	Date Filed with SEC	Name of Equity Plan or Agreement	Shares
333-185597	12/20/2012	Restricted stock units granted under the vCider, Inc. 2012 Equity Incentive Plan and assumed by the Registrant	28,909
333-185594	12/20/2012	Restricted stock units granted under the ThinkSmart Technologies Limited 2012 Equity Incentive Plan and assumed by the Registrant	13,425
333-185592	12/20/2012	Restricted stock units granted under the Truviso, Inc. 2012 Equity Incentive Plan and assumed by the Registrant	22,694
333-180455	3/29/2012	Restricted membership interest unit granted under the KD Research Systems, LLC 2011 Equity Incentive Plan and converted and adjusted by the Registrant	0
333-176862	9/15/2011	Options to purchase stock granted under the TaskDock Inc. 2010 Stock Plan and restricted stock units granted under the TaskDock Inc. 2011 Equity Incentive Plan and assumed by the Registrant	5,355
333-174715	6/3/2011	Restricted stock units granted under the newScale, Inc. 2011 Equity Incentive Plan and assumed by the Registrant	152,813
333-173062	3/24/2011	Restricted stock units granted under the Pari Networks, Inc. 2011 Equity Incentive Plan and assumed by the Registrant	37,570
333-171659	1/11/2011	Restricted stock units granted under the Linesider Communications, Inc. 2010 Equity Incentive Plan and assumed by the Registrant	14,235
333-167430	6/9/2010	Restricted stock units granted under the Moto Development Group, Inc. 2010 Equity Incentive Plan and assumed by the Registrant	255,173
333-157368	2/17/2009	Options to purchase common stock granted under the Richards-Zeta Building Intelligence, Inc. 2007 Stock Incentive Plan, as amended, and restricted stock units granted under the Richards-Zeta Building Intelligence, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant	22,941
333-155494	11/19/2008	Options to purchase common stock granted under the Jabber, Inc. 2000 Stock Option Plan, as amended, and restricted stock units granted under the Jabber, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant	21,122

333-153808	10/2/2008	Options to purchase common stock and restricted stock units granted under the PostPath, Inc. 2003 Equity Incentive Plan, as amended, and the PostPath, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant	114,528
333-153248	8/28/2008	Options to purchase common stock and restricted stock units granted under the Pure Networks, Inc. 2002 Stock Plan, as amended, and the Pure Networks, Inc. 2008 Equity Incentive Plan, and assumed by the Registrant	119,668
333-148576	1/9/2008	Options to purchase common stock and restricted stock units granted under the Navini Networks, Inc. Amended and Restated 2000 Stock Option Plan and the Navini Networks, Inc. 2007 Equity Incentive Plan, and assumed by the Registrant	64,620
333-147763	11/30/2007	Options to purchase common stock granted under the Securent Inc. 2006 Stock Incentive Plan and assumed by the Registrant	26,216
333-147522	11/19/2007	Options to purchase common stock granted under the Cognio, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended, and assumed by the Registrant	2,693
333-144305	7/2/2007	Options to purchase common stock granted under the IronPort Systems, Inc. 2001 Stock Plan, as amended, the IronPort Systems, Inc. 2007 Stock Option Plan, the PostX Corporation Amended and Restated 1998 Stock Plan and the PostX Corporation 2001 Stock Plan, and assumed by the Registrant	1,041,817
333-143997	6/22/2007	Options to purchase common stock granted under the BroadWare Technologies, Inc. 1996 Stock Plan, BroadWare Technologies, Inc. 2007 Equity Incentive Plan, and BroadWare Technologies, Inc. 2007 Acquisition Plan, and assumed by the Registrant	106,290
333-143506	6/4/2007	Options to purchase common stock, restricted stock units and stock appreciation rights granted under the WebEx Communications, Inc. Amended and Restated 2000 Stock Incentive Plan (and currently subject to the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan) and the Activetouch, Inc. Amended and Restated 1998 Stock Plan, and assumed by the Registrant Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan	4,915,300
333-142333	4/24/2007	Options to purchase common stock granted under the Spans Logic Inc. 2004 Equity Incentive Plan and assumed by the Registrant	420
333-139175	12/7/2006	Options to purchase common stock granted under the Orative Corporation 2003 Equity Incentive Plan and assumed by the Registrant	8,161
333-137653	9/28/2006	Options to purchase common stock granted under the Arroyo Video Solutions, Inc. 2003 Equity Incentive Plan, as amended, and assumed by the Registrant	4,062

333-135687	7/10/2006	Options to purchase common stock granted under the Metreos Corporation 2000 Stock Option and Incentive Plan and assumed by the Registrant	10,646
333-132050	2/27/2006	Options to purchase common stock granted under the Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan, the Long-Term Incentive Plan of Scientific-Atlanta, Inc., the Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan, the 2003 Long-Term Incentive Plan of Scientific-Atlanta, Inc. (and currently subject to the Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan) and the Non-Employee Directors Stock Option Plan, and assumed by the Registrant Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan	13,264,046
333-128755	9/30/2005	Options to purchase common stock granted under the Sheer Networks, Inc. 2000 Stock Option Plan and assumed by Registrant	36,616
333-123872	4/5/2005	Options to purchase common stock granted under the Airespace, Inc. 2002 Stock Plan and assumed by Registrant	401,021
333-106284	6/19/2003	Options to purchase common stock granted under The Linksys Group, Inc. 2002 Stock Option/Stock Issuance Plan and assumed by Registrant	133,323
333-51093	4/27/1998	Precept Software, Inc. 1995 Stock Option Plan	74,382
333-33619	8/14/1997	Ardent Communications Corporation 1996 Stock Option Plan	331,032
333-24741	4/8/1997	Telesend, Inc. 1995 Stock Option Plan	161,817
333-17287	12/5/1996	Netsys Technologies, Inc. 1995 Stock Option Plan	48,230
333-16577	11/21/1996	Telebit Corporation 1995 Stock Option Plan	8,606
333-14679	10/23/1996	Granite Systems, Inc. 1995 Stock Option Plan	235,355
333-14383	10/18/1996	Nashoba Networks Inc. 1995 Employee, Director And Consultant Stock Option Plan	63,232
333-02101	4/1/1996	TGV Software, Inc. 1995 Stock Option Plan 1990 Stock Plan	1,456,542
33-64283	11/15/1995	Grand Junction Networks, Inc. 1992 Stock Plan	1,436,678
33-63331	10/11/1995	Combinet, Inc. Incentive and Nonqualified Stock Option Plan	1,223,512
33-87100	12/6/1994	Kalpana, Inc. 1989 Stock Option Plan	1,030,604
33-83268	8/25/1994	Newport Systems Solutions, Inc. 1990 Stock Option Plan	340,540
33-70644	10/20/1993	Crescendo Communications, Inc. 1990 Stock Option Plan	878,216

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478, the Registrant has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 25, 2017.

Cisco Systems, Inc.

By:	/s/ Evan Sloves
Evan Sloves Secretary